Exhibit 99.1

Cuentas Files Application for Uplisting to NASDAQ

MIAMI, FL / ACCESSWIRE / May 26, 2020 / Cuentas, Inc. (OTCQB: CUEN) (“Cuentas”), a leading FinTech provider of mobile banking and payment solutions aimed at serving Hispanic and Latino communities, submitted its formal application to list its common shares on the NASDAQ Capital Market.

“Becoming a NASDAQ-listed company will be a significant milestone for Cuentas that builds on our momentum from the recent launch of our Cuentas GPR card and Mobile App,” stated Michael De Prado, co-founder and President. “We expect that the move to NASDAQ would serve to raise Cuentas’ visibility and enhance trading liquidity by broadening our appeal to a larger shareholder base as we execute our business plan and drive long-term shareholder value.”

“After almost 4 years in the public arena, management is very proud to reach this major milestone and with all humility and pride, we would like to thank everyone for their support, faith, patience and dedication that allowed management to achieve this milestone,” stated Arik Maimon, co-founder and CEO. There is a lot more to come in this process and we are expecting that all shareholders will be very proud of Cuentas in the coming weeks.

The Cuentas Mobile App and prepaid Mastercard services provide a comprehensive financial solution for the 20 million+ underbanked or unbanked U.S. Hispanic & Latino community, providing access to the U.S. financial system to those who cannot or prefer not to bank at a traditional financial institution while enabling greater functionality than a traditional bank offers.

A proprietary general-purpose reloadable (GPR) card, the Cuentas prepaid Mastercard provides an FDIC insured account with banking features, ATM access, direct deposit, cash reload, free Cuentas App to Cuentas App “send” or “request” money transfers , and mobile banking capabilities, among other key Cuentas App features - such as purchasing discounted gift cards, including Amazon Cash, Sony Playstation, Microsoft Xbox, Burger King, etc. and the ability to scan & load Mass Transit Cards (available in Los Angeles, Connecticut, Michigan, and expected shortly, New York City). Upcoming App upgrades will also include international cross border remittances and other services such as international Bill Pay whereas US Cuentas App account holders using the Cuentas Mobile App will be able to directly pay utility and other bills for relatives in other countries such as Mexico.

Now available for download on Apple App Store and Google Play Store , the Cuentas Mobile App allows consumers to easily activate their Cuentas prepaid Mastercard, review their account balance and conduct financial transactions. Cuentas is also introducing free card-to-card transfers from one Cuentas card to other Cuentas cards, which we believe will be a very useful and competitive feature.

About Cuentas

Cuentas, Inc. (OTCQB: CUEN) is an e-banking and e-commerce service provider with proprietary technology aimed at providing solutions for the underbanked and un-banked Hispanic and Latino population. Its services include, but are not limited to, mobile banking, online banking, prepaid debit, ACH and mobile deposits, cash remittance, peer to peer money transferring, and providing access to bank accounts for customers who previously could not obtain bank accounts. The proprietary Cuentas General Purpose Reloadable (GPR) Card provides holders with a digital wallet, discounts for purchases at major physical and online retailers, rewards, and the ability to purchase digital content. For more information, visit https://cuentas.com

Forward-Looking Statements

This news release contains “forward-looking statements”, as that term is defined in section 27a of the United States Securities Act of 1933, as amended, and section 21e of the United States Securities Exchange Act of 1934, as amended. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Except for the historical information presented herein, matters discussed in this news release contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements including that we will meet the standard for listing on NASDAQ or successful in our launch of the Cuentas GPR card and mobile app. Statements that are not historical facts, including statements that are preceded by, followed by, or that include such words as “believe”, “plan” or “expect” or similar statements are forward-looking statements.

Investor Relations

Dave Gentry, CEO
RedChip Companies
Office: 1.800.RED.CHIP (733.2447)
Cell: 407.491.4498
dave@redchip.com

SOURCE: Cuentas, Inc.